UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): July 22, 2010
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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 -  Other Events.

On July 22, 2010, Dell Inc. issued a press release announcing that it had reached a settlement with the U.S. Securities and Exchange Commission (“SEC”) resolving the previously-reported SEC investigation into Dell’s disclosures and alleged omissions prior to fiscal year 2008 regarding certain aspects of its commercial relationship with Intel Corporation (“Intel”) and into separate accounting and financial reporting matters.  The SEC has agreed to settlements with both the company and Michael Dell, who serves as the company’s Chairman and Chief Executive Officer.  The company and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with standard SEC practice.  The settlements with the company and Mr. Dell are subject to approval by the U.S. District Court for the District of Columbia.

The SEC’s complaint filed with the U.S. District Court on July 22, 2010 alleges that the company engaged in disclosure and accounting practices that violated certain federal securities laws and SEC rules (including antifraud provisions) during the period from 2001 to 2006.  The complaint alleges that the company’s SEC reports and other public statements during the applicable period contained materially misleading statements and omissions regarding the company’s receipt of certain payments from Intel and the effect of such payments on the company’s operating results.  The complaint further alleges that the company engaged in separate fraudulent and improper accounting for the applicable fiscal periods through its maintenance and use of certain reserve and accrued liability accounts.

Under its settlement, the company has consented to a permanent injunction against future violations of antifraud provisions, non-scienter (negligence) based fraud provisions and other non-fraud based provisions related to reporting, the maintenance of accurate books and records, and internal accounting controls under Section 17(a) of the Securities Act of 1933, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1 and 13a-13 under the Exchange Act.  The company also has agreed to perform certain undertakings, including retaining an independent consultant, to enhance its disclosure processes, practices and controls.  In addition, the company has agreed to pay a civil monetary penalty of $100 million.  As reported in its quarterly report on Form 10-Q for its first quarter of fiscal year 2011, the company had established a reserve in that amount for the potential settlement of the SEC investigation.

The SEC’s allegations with respect to Mr. Dell and his settlement are limited to the alleged failure to provide adequate disclosures with respect to the company’s commercial relationship with Intel prior to fiscal year 2008.  Mr. Dell’s settlement does not involve any of the separate accounting fraud charges being settled by the company and others.  Moreover, Mr. Dell’s settlement is limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges.

Under his settlement, Mr. Dell has consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions related to periodic reporting.  Specifically, Mr. Dell consented to be enjoined from violating Sections 17(a)(2) and (3) of the Securities Act and Rule 13a-14 under the Exchange Act and from aiding and abetting violations of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act.  In addition, Mr. Dell has agreed to pay a civil monetary penalty of $4 million.  The settlement does not include any restrictions on Mr. Dell’s continued service as an officer or director of the company.

The independent directors of the Board of Directors unanimously have determined that it is in the best interests of the company and its stockholders that Mr. Dell continue to serve as the Chairman and Chief Executive Officer of the company.

As previously reported, the company’s Audit Committee, on the recommendation of management and in consultation with PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, initiated an independent investigation, which was completed in the third quarter of fiscal year 2008, into certain accounting and financial reporting matters.  The company subsequently restated its annual and interim financial statements for fiscal years 2003, 2004, 2005 and 2006 and the first quarter of fiscal year 2007.  The company also has implemented a number of other remedial actions and internal control enhancements, as previously described in its SEC reports.

The SEC’s complaint also alleges violations by certain former executives of the company of federal securities laws and SEC rules in connection with the foregoing matters.

A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01 -  Financial Statements and Exhibits.

Dell hereby files the following document as an exhibit to this Current Report:

(d) Exhibits.

Exhibit 99.1 – Press Release issued by Dell Inc., dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	July 22, 2010	By:	/s/ Janet B. Wright
Janet B. Wright,
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Dell Inc., dated July 22, 2010.